EXHIBIT 10.1


                         $12,500,000  TERM LOAN

                             CREDIT AGREEMENT
                                by and among
                        CHAMPION INDUSTRIES, INC.

                                   and
                          THE BANKS PARTY HERETO
                                   and
                PNC BANK, NATIONAL ASSOCIATION, As Agent
                        Dated as of March 31, 1997

                              TABLE OF CONTENTS

SECTION                                                        PAGE
-------                                                        ----

1. CERTAIN DEFINITIONS............................................1
   1.1 Certain Definitions........................................1
   1.2 Construction..............................................12
       1.2.1 Number; Inclusion...................................12
       1.2.2 Determination.......................................12
       1.2.3 Agent's Discretion and Consent......................12
       1.2.4 Documents Taken as a Whole..........................13
       1.2.5 Headings............................................13
       1.2.6 Implied References to this Agreement................13
       1.2.7 Persons.............................................13
       1.2.8 Modifications to Documents..........................13
   1.3 Accounting Principles.....................................14
2. TERM LOAN.....................................................14
   2.1 Term Loan Commitments.....................................14
   2.2 Nature of Banks' Obligations with Respect
         to the Term Loan........................................14
   2.3 Term Notes................................................15
   2.4 Use of Proceeds...........................................15
3. INTEREST RATES................................................15
   3.1 Euro-Rate.................................................15
   3.2 Interest Periods..........................................15
       3.2.1 Initial Period......................................15
       3.2.2 Subsequent Periods..................................16
       3.2.3 Rate Quotations.....................................16
       3.2.4 Ending Date and Business Day........................16
       3.2.5 Termination Before Expiration Date..................16
   3.3 Interest After Default....................................16
   3.4 Euro-Rate Unascertainable.................................17
       3.4.1 Unascertainable.....................................17
       3.4.2 Illegality; Increased Costs; Deposits
               Not Available.....................................17
       3.4.3 Agent's and Bank's Rights...........................17
4. PAYMENTS......................................................18
   4.1 Payments..................................................18
   4.2 Pro Rata Treatment of Banks...............................18

                              TABLE OF CONTENTS

SECTION                                                        PAGE
-------                                                        ----

   4.3 Interest Payment Dates....................................18
   4.4 Prepayments...............................................19
       4.4.1 Right to Prepay.....................................19
       4.4.2 Change of Lending Office............................20
   4.5 Additional Compensation in Certain Circumstances..........20
       4.5.1 Increased Costs or Reduced Return Resulting
               From Taxes, Reserves, Capital Adequacy
               Requirements, Expenses, Etc.......................20
       4.5.2 Indemnity and Compensation..........................21
5. REPRESENTATIONS AND WARRANTIES................................21
   5.1 Representations and Warranties............................21
       5.1.1 Organization and Qualification......................22
       5.1.2 Capitalization and Ownership........................22
       5.1.3 Subsidiaries........................................22
       5.1.4 Power and Authority.................................22
       5.1.5 Validity and Binding Effect.........................23
       5.1.6 No Conflict.........................................23
       5.1.7 Litigation..........................................23
       5.1.8 Title to Properties.................................24
       5.1.9 Financial Statements................................24
       5.1.10 Use of Proceeds; Margin Stock......................25
       5.1.11 Full Disclosure....................................25
       5.1.12 Taxes..............................................25
       5.1.13 Consents and Approvals.............................25
       5.1.14 No Event of Default; Compliance with Instruments...26
       5.1.15 Patents, Trademarks, Copyrights, Licenses, Etc.....26
       5.1.16 Insurance..........................................26
       5.1.17 Compliance with Laws...............................26
       5.1.18 Material Contracts; Burdensome Restrictions........27
       5.1.19 Investment Companies; Regulated Entities...........27
       5.1.20 Plans and Benefit Arrangements.....................27
       5.1.21 Employment Matters.................................28
       5.1.22 Environmental Matters..............................29
       5.1.23 Senior Debt Status.................................30
   5.2 Updates to Schedules......................................30
6. CONDITIONS OF LENDING.........................................30
   6.1 Officer's Certificate.....................................31
   6.2 Secretary's Certificate...................................31

                              TABLE OF CONTENTS

SECTION                                                        PAGE
-------                                                        ----

   6.3 Subsidiaries Guaranty.....................................31
   6.4 Opinion of Counsel........................................32
   6.5 Legal Details.............................................32
   6.6 Payment of Fees...........................................32
   6.7 Officer's Certificate Regarding MACs......................32
   6.8 No Violation of Laws......................................32
   6.9 No Actions or Proceedings.................................33
7. COVENANTS.....................................................33
   7.1 Affirmative Covenants.....................................33
       7.1.1 Preservation of Existence, Etc......................33
       7.1.2 Payment of Liabilities, Including Taxes, Etc........33
       7.1.3 Maintenance of Insurance............................34
       7.1.4 Maintenance of Properties and Leases................34
       7.1.5 Maintenance of Patents, Trademarks, Etc.............34
       7.1.6 Visitation Rights...................................34
       7.1.7 Keeping of Records and Books of Account.............34
       7.1.8 Plans and Benefit Arrangements......................35
       7.1.9 Compliance with Laws................................35
       7.1.10 Use of Proceeds....................................35
   7.2 Negative Covenants........................................36
       7.2.1 Indebtedness........................................36
       7.2.2 Liens...............................................36
       7.2.3 Guaranties..........................................37
       7.2.4 Loans and Investments...............................37
       7.2.5 Liquidations, Mergers, Consolidations
               and Acquisitions..................................37
       7.2.6 Dispositions of Assets or Subsidiaries..............38
       7.2.7 Affiliate Transactions..............................39
       7.2.8 Continuation of or Change in Business...............39
       7.2.9 Plans and Benefit Arrangements......................39
       7.2.10 Fiscal Year........................................40
       7.2.11 Issuance of Stock..................................40
       7.2.12 Changes in Organizational Documents................41
       7.2.13 Capital Expenditures and Leases....................41
       7.2.14 Minimum Fixed Charge Coverage Ratio................41
       7.2.15 Maximum Leverage Ratio.............................41
       7.2.16 Minimum Tangible Net Worth.........................41
   7.3 Reporting Requirements....................................42
       7.3.1 Quarterly Financial Statements......................42

                              TABLE OF CONTENTS

SECTION                                                        PAGE
-------                                                        ----

       7.3.2 Annual Financial Statements.........................42
       7.3.3 Certificate of the Borrower.........................43
       7.3.4 Notice of Default...................................43
       7.3.5 Notice of Litigation................................43
       7.3.6 Certain Events......................................43
       7.3.7 Budgets, Forecasts, Other Reports and Information...43
       7.3.8 Notices Regarding Plans and Benefit Arrangements....43
8. DEFAULT.......................................................46
   8.1 Events of Default.........................................46
       8.1.1 Payments Under Loan Documents.......................46
       8.1.2 Breach of Warranty..................................46
       8.1.3 Breach of Negative Covenants or Visitation Rights...46
       8.1.4 Breach of Other Covenants...........................46
       8.1.5 Defaults in Other Agreements or Indebtedness........47
       8.1.6 Final Judgments or Orders...........................47
       8.1.7 Loan Document Unenforceable.........................47
       8.1.8 Uninsured Losses; Proceedings Against Assets........47
       8.1.9 Notice of Lien or Assessment........................47
       8.1.10 Insolvency.........................................48
       8.1.11 Events Relating to Plans and Benefit Arrangements..48
       8.1.12 Cessation of Business..............................48
       8.1.13 Change of Control..................................49
       8.1.14 Involuntary Proceedings............................49
       8.1.15 Voluntary Proceedings..............................49
   8.2 Consequences of Event of Default..........................50
       8.2.1 Events of Default Other Than Bankruptcy,
               Insolvency or Reorganization Proceedings..........50
       8.2.2 Bankruptcy, Insolvency or Reorganization
               Proceedings.......................................50
       8.2.3 Set-off.............................................50
       8.2.4 Suits, Actions, Proceedings.........................51
       8.2.5 Application of Proceeds.............................51
9. THE AGENT.....................................................52
   9.1 Appointment...............................................52
   9.2 Delegation of Duties......................................52
   9.3 Nature of Duties; Independent Credit Investigation........53
   9.4 Actions in Discretion of Agent; Instructions from
         the Banks...............................................53
   9.5 Reimbursement and Indemnification of Agent
         by the Borrower.........................................54

                              TABLE OF CONTENTS

SECTION                                                        PAGE
-------                                                        ----

   9.6 Exculpatory Provisions; Limitation of Liability...........55
   9.7 Reimbursement and Indemnification of Agent by Banks.......56
   9.8 Reliance by Agent.........................................56
   9.9 Notice of Default.........................................56
   9.10 Notices..................................................57
   9.11 Banks in Their Individual Capacities.....................57
   9.12 Holders of Notes.........................................57
   9.13 Equalization of Banks....................................58
   9.14 Successor Agent..........................................58
   9.15 Agent's Fee..............................................59
   9.16 Calculations.............................................59
   9.17 Beneficiaries............................................59
10. MISCELLANEOUS................................................59
   10.1 Modifications, Amendments or Waivers.....................59
        10.1.1 Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms
                 of Payment......................................60
        10.1.2 Release of Guarantor..............................60
        10.1.3 Miscellaneous.....................................60
   10.2 No Implied Waivers; Cumulative Remedies;
          Writing Required.......................................60
   10.3 Reimbursement and Indemnification of Banks
          by the Borrower; Taxes.................................61
   10.4 Holidays.................................................62
   10.5 Notices..................................................62
   10.6 Severability.............................................62
   10.7 Governing Law............................................63
   10.8 Prior Understanding......................................63
   10.9 Duration; Survival.......................................63
   10.10 Successors and Assigns..................................63
   10.11 Confidentiality.........................................64
   10.12 Counterparts............................................64
   10.13 Agent's or Bank's Consent...............................64

                              TABLE OF CONTENTS

SECTION                                                        PAGE
-------                                                        ----

   10.14 Exceptions..............................................64
   10.15 Consent To Forum; Waiver Of Jury Trial..................65

                    LIST OF SCHEDULES AND EXHIBITS

SCHEDULE

SCHEDULE 1.1(B)-COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(P)-PERMITTED LIENS
SCHEDULE 5.1.2-CAPITALIZATION
SCHEDULE 5.1.3-SUBSIDIARIES, PARTNERSHIPS AND LLC INTERESTS
SCHEDULE 5.1.20-EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 5.1.22-ENVIRONMENTAL DISCLOSURES
SCHEDULE 7.2.1-PERMITTED INDEBTEDNESS

EXHIBITS

EXHIBIT 1.1(G)-SUBSIDIARIES GUARANTY
EXHIBIT 1.1(T)-TERM NOTE
EXHIBIT 7.3.3-QUARTERLY COMPLIANCE CERTIFICATE

                          CREDIT AGREEMENT

     THIS CREDIT AGREEMENT is dated as of March 31, 1997, and is made by and among CHAMPION INDUSTRIES, INC., a West Virginia corporation, ("Borrower"), the BANKS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Agent").

                             WITNESSETH:

     WHEREAS, pursuant to a Time/Term Note dated December 30, 1996, as amended by an Amended and Restated Time/Term Note dated January 31, 1997 and a Second Amended and Restated Time/Term Note dated February 28, 1997 (as amended, the "Bridge Note"), PNC Bank provided $8,500,000.00 in bridge financing to the Borrower (the "Bridge Loan") to fund the acquisition by the Borrower of all of the capital stock of Interform Corporation; and

     WHEREAS, all principal and interest and any other amounts owed by the Borrower under the Bridge Note are due and payable on March 31, 1997; and

     WHEREAS, the Borrower has requested the Banks to provide a term loan to the Borrower in an aggregate principal amount of up to Twelve Million Five Hundred Thousand Dollars ($12,500,000) for the purpose of refinancing the Bridge Loan and other existing unsecured indebtedness of the Borrower; and

     WHEREAS, the Banks are willing to provide such credit upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                     1.  CERTAIN DEFINITIONS

    1.1     Certain Definitions.

            In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

            Affiliate as to any Person shall mean any other Person
(i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

            Agent shall mean PNC Bank, National Association, and its successors and assigns.

            Agent's Fee shall have the meaning assigned to that term in Section 9.15.

            Agreement shall mean this Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

            Annual Statements shall have the meaning assigned to that term in Section 5.1.9(i).

            Authorized Officer shall mean those individuals, designated by written notice to the Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Borrower required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.

            Banks shall mean the financial institutions named on
Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.

            Base Rate shall mean the greater of (i) the interest rate per annum announced from time to time by PNC Bank at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Bank, or
(ii) the Federal Funds Effective Rate plus 0.5% per annum.

            Benefit Arrangement shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

            Borrower shall have the meaning given in the recitals to this Agreement.

            Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and on which dealings in dollar deposits are carried on in the London interbank market.

            Closing Date shall mean the Business Day on which the Term Loan shall be made, which shall be March 31, 1997, or such other time and place as the parties agree.

            Consideration shall mean with respect to any Permitted Acquisition, the aggregate of (i) the net present value paid by any of the Borrower, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by any of the Borrower, whether in favor of the seller or otherwise and whether fixed or contingent, (iii) any Guaranty given or incurred by the Borrower in connection therewith, (iv) 50% of the value of stock transferred, and (v) the net present value of any other consideration given or obligation incurred by the Borrower in connection therewith.

            Consolidated Cash Flow From Operations for any period of determination shall mean the sum of net income, depreciation, amortization, other non-cash charges to net income, interest expense and cash income tax expense minus non-cash credits to net income, all measured on a rolling four quarters basis in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

            Consolidated Tangible Net Worth shall mean as of any date of determination total stockholders' equity less intangible assets of the Borrower and its Subsidiaries as of such date determined and consolidated in accordance with GAAP.

            Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

            Environmental Complaint shall mean any written complaint setting forth a cause of action for personal or property damage or natural resource damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice of any type relating to, arising out of, or issued pursuant to, any of the Environmental Laws or any Environmental Conditions, as the case may be.

            Environmental Conditions shall mean any conditions of the environment, including the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, groundwater, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by, the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, any Property.

            Environmental Laws shall mean all federal, state, local and foreign Laws and regulations, including permits, licenses, authorizations, bonds, orders, judgments, and consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the workplace.

            ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
ERISA Group shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

            Euro-Rate shall mean with respect to the Term Loan, the interest rate per annum for any Interest Period determined by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive and binding upon the Borrower, absent manifest error on the part of the Agent) to be equal to the offered rates for deposits in Dollars for the applicable Euro-Rate Interest Period which appears on Page 3750 of the TELERATE rate reporting system or other similar system as of approximately 11:00 a.m. Greenwich Mean Time, two (2) Business Days prior to the first day of such Euro-Rate Interest Period for an amount comparable to such Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

    Euro Rate =      Offered rate on  TELERATE Page 3750
                     -----------------------------------
                     1.00 - Euro-Rate Reserve Percentage

If more than one offered rate appears on Page 3750 of the TELERATE reporting system or similar system, the rate will be the arithmetic mean of such offered rates. The Euro-Rate shall be adjusted with respect to the balance of the Term Loan outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

            Euro-Rate Reserve Percentage shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Agent which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

            Event of Default shall mean any of the events described in Section 8.1 and referred to therein as an "Event of Default."

            Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

            Financial Projections shall have the meaning assigned to that term in Section 5.1.9(i).

            Fixed Charge Coverage Ratio shall mean the ratio of Consolidated Cash Flow from Operations to Fixed Charges.

            GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

            Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business and indemnities.

            Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (v) any Guaranty of Indebtedness for borrowed money.

            Ineligible Security shall mean any security which may not be underwritten or dealt in by member banks of the Federal
Reserve System under Section 16 of the Banking Act of 1933 (12
U.S.C. Section 24, Seventh), as amended.

            Insolvency Proceeding shall mean, with respect to any Person, (a) case, action or proceeding with respect to such Person
(i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Borrower or otherwise relating to liquidation, dissolution, winding-up or relief of such Person, or
(b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors, undertaken under any Law.

            Interest Period shall have the meaning assigned to such term in Section 3.2.

            Internal Revenue Code shall mean the Internal Revenue
Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

            Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among the Borrower or any Subsidiary of the Borrower and its employees.

            Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

            Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

            LLC Interests shall have the meaning given to such term in Section 5.1.3.

            Loan Documents shall mean this Agreement, the Term Notes, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

            Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations of the Borrower and its Subsidiaries taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Borrower and its Subsidiaries taken as a whole to duly and punctually pay or perform their Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

            Maturity Date shall mean April 1, 2004.

            Month, with respect to an Interest Period, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period.

If any Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

            Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of
Section 4001(a)(3) of ERISA and to which any Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

            Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including any Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

            Notices shall have the meaning assigned to that term in
Section 10.5.

            Obligation shall mean any obligation or liability of the Borrower to the Agent or any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Term Notes, or any other Loan Document.

            Official Body shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

            Partnership Interests shall have the meaning given to such term in Section 5.1.3.

            PBGC shall mean the Pension Benefit Guaranty
Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

            Permitted Acquisition shall have the meaning assigned to such term in Section 7.2.5.

            Permitted Investments shall mean:

            (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

            (ii) commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor's or P-1 by Moody's
Investors Service, Inc. on the date of acquisition;

            (iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of acquisition; and

            (iv)  Investments shown on Schedule 1.1(P).

            Permitted Liens shall mean:

            (i) Liens, security interests and mortgages in favor of the Agent for the benefit of the Banks party to this Agreement;

            (ii) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

            (iii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

            (iv) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

            (v) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

            (vi) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

            (vii) Liens on property leased by the Borrower or any Subsidiary of the Borrower under capital and operating leases permitted in Section 7.2.13 securing obligations of the Borrower or any Subsidiary of the Borrower to the lessor under such leases;

            (viii) Any Lien existing on the date of this Agreement and described on Schedule 1.1(P), as the debt underlying such Lien may be refinanced or replaced (but the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien) and a replacement Lien placed thereon;

            (ix) Purchase Money Security Interests, provided that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests shall not exceed $1,500,000 and any replacement or renewal thereof as long as the principal amount secured thereby is not increased and no additional assets become subject to such Lien (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on
Schedule 1.1(P));

            (x) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not, in the aggregate, materially impair the ability of the Borrower to perform its Obligations hereunder or under the other Loan Documents:

                   (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the Borrower maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                   (2)  Claims, Liens or encumbrances upon, and
defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or

                   (3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens.

                   (4)  Liens resulting from final judgments or
orders described in Section 8.1.6; and

            Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

            Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer
Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

            PNC Bank shall mean PNC Bank, National Association, its successors and assigns.

            Potential Default shall mean any event or condition which with notice, passage of time or a determination by the Agent or the Required Banks, or any combination of the foregoing, would constitute an Event of Default.

            Principal Office shall mean the main banking office of the Agent in Pittsburgh, Pennsylvania.

            Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

            Property shall mean all real property, both owned and leased, of the Borrower or any Subsidiary of the Borrower.

            Purchase Money Security Interest shall mean Liens upon tangible property securing loans to the Borrower or any Subsidiary of the Borrower or deferred payments by the Borrower or any Subsidiary of the Borrower for the purchase of such tangible property.

            Ratable Share shall mean the proportion that a Bank's
Commitment bears to the Commitments of all of the Banks.

            Ratio shall mean the ratio of the Borrower's Total
Senior Indebtedness to Earnings Before Interest, Taxes,

Depreciation, and Amortization ("EBITDA"). For purposes of the Ratio, Total Senior Indebtedness shall be measured as of the end of each fiscal quarter and EBITDA shall be measured as of the end of each fiscal quarter for the previous four fiscal quarters.

            Regulated Substances shall mean any substance, including any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, by-products, coproducts, impurities, dust, scrap, heavy metals, defined as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "hazardous waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other directives of any Official Body, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

            Regulation U shall mean Regulation U, T, G or X as promulgated by the Board of Governors of the Federal Reserve
System, as amended from time to time.

            Reportable Event shall mean a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

            Required Banks shall mean Banks whose Commitments aggregate at least 66 2/3% of the Commitments of all of the Banks.

            Section 20 Subsidiary shall mean the Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

            Shares shall have the meaning assigned to that term in
Section 5.1.2.

            Standard & Poor's shall mean Standard & Poor's Ratings
Services.

            Subsidiary of any Person at any time shall mean (i) any corporation or trust of which more than 50% (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which more than 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries,
(iii) any limited liability company of which such Person is a member or of which more than 50% of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

            Subsidiary Shares shall have the meaning assigned to that term in Section 5.1.3.

            Term Loan shall have the meaning assigned to that term in Section 2.1.

            Term Notes shall mean collectively and Term Note shall mean separately all of the Term Notes of the Borrower in the form of Exhibit 1.1(T) evidencing the Term loan together with all amendments, extensions, renewals, replacements refinancings or refunds thereof in whole or in part.

            Total Senior Indebtedness shall mean as to the Borrower and all of its Subsidiaries, the sum of all borrowed money and all reimbursement obligations under any letters of credit.

    1.2     Construction.

            Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

            1.2.1  Number; Inclusion.

references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

            1.2.2  Determination.

references to "determination" of or by the Agent or the Banks shall be deemed to include good-faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Banks (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

            1.2.3  Agent's Discretion and Consent.

whenever the Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised reasonably and in good faith;

            1.2.4  Documents Taken as a Whole.

the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

            1.2.5  Headings.

the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

            1.2.6  Implied References to this Agreement.

article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

            1.2.7  Persons.

reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity; and

            1.2.8  Modifications to Documents.

reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated.

    1.3     Accounting Principles.

            Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 7.2 (and all defined terms used in the definition of any accounting term used in Section 7.2 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 5.1.9). In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in Section 7.2 based upon the Borrower's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrower's financial statements at that time.

                     2.  TERM LOAN

    2.1     Term Loan Commitments.

            Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make a term loan (each a "Loan" and the aggregate of such Loans comprising the "Term Loan") to the Borrower on the Closing Date in a principal amount equal to such Bank's Commitment.

     2.2    Nature of Banks' Obligations with Respect to the Term
Loan.

            The obligations of each Bank to make a Loan to the Borrower shall be in the proportion that such Bank's Commitment bears to the Commitments of all Banks to the Borrower, but each Bank's Loan to the Borrower shall never exceed its Commitment. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Loans hereunder on or after the Closing Date. The Commitments are not revolving credit commitments, and the Borrower shall not have the right to borrow, repay and reborrow under Section 2.1.

    2.3     Term Notes.

            The Obligation of the Borrower to repay the unpaid principal amount of the Loan made to it by each Bank, together with interest thereon, shall be evidenced by a Term Note dated the Closing Date payable to the order of such Bank in a face amount equal to the Loan extended by such Bank. The principal amount of the Term Notes shall be payable in 84 monthly installments of $148,809.53 beginning on May 10, 1997 and ending on April 10, 2004.

    2.4     Use of Proceeds.

            The proceeds of the Term Loan shall be used to refinance the Bridge Loan provided to Borrower by PNC Bank for the acquisition of Interform Corporation and to refinance other existing unsecured indebtedness.

                     3.  INTEREST RATES

    3.1     Euro-Rate.

            The Euro-Rate applicable to the Term Loan shall be a rate per annum (Computed on the basis of a year of 360 days and actual days elapsed) determined by reference to the Ratio as follows:

            Ratio                           Euro-Rate +
            -----                           -----------
            greater than=  2.00x            150 basis points
            greater than=  1.50  - 2.00x    125 basis points
            less than=  1.50x               100 basis points

    3.2     Interest Periods.

            3.2.1  Initial Period.

On the Closing Date, the Borrower shall specify an interest period during which the initial Euro-Rate shall apply to the Term Loan. Such initial interest period, and all subsequent interest periods elected by the Borrower (each being an "Interest Period") shall be one, two, three or six Months in duration.

            3.2.2  Subsequent Periods.

At least three (3) Business Days prior to the expiration of the Interest Period then in effect, the Borrower shall submit a written request (the "Euro-Rate Request") to the Agent specifying the term of the next Interest Period to which the Euro-Rate shall apply. If no such Euro-Rate Request is received by the Agent, then the term of the following Interest Period then in effect shall automatically be one Month.

            3.2.3  Rate Quotations.

The Borrower may call the Agent on or before the date on which a Euro-Rate Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

            3.2.4  Ending Date and Business Day.

Any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.

            3.2.5  Termination Before Expiration Date.

The Borrower shall not select, convert to or renew an Interest
Period for any portion of the Term Loan that would end after the Maturity Date.

The entire outstanding balance of the Term Loan shall be subject to the Euro-Rate for the applicable Interest Period unless otherwise converted to the Base Rate pursuant to Section 3.4 or unless the Default Rate (as defined in Section 3.3) shall apply.

    3.3     Interest After Default.

            To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, the rate of interest applicable to the entire outstanding balance of the Term Loan shall be increased to a rate of interest equal to the Base Rate plus 2.0% per annum (the "Default Rate"). The Borrower acknowledges that the increase in rates referred to in this Section 3.3 reflects, among other things, the fact that such Term Loan or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Agent.

    3.4     Euro-Rate Unascertainable.

            3.4.1  Unascertainable.

                   If on any date on which a Euro-Rate would otherwise be determined, the Agent shall have determined that:

                   (i) adequate and reasonable means do not exist for ascertaining such Euro-Rate, or

                   (ii)  a contingency has occurred which
materially and adversely affects the secondary market for negotiable certificates of deposit maintained by dealers of recognized standing relating to the London interbank eurodollar market relating to the Euro-Rate, the Agent shall have the rights specified in Section 3.4.3.

            3.4.2  Illegality; Increased Costs; Deposits Not
Available.

                   If at any time any Bank shall have determined that:

                   (i) the making, maintenance or funding of any Loan to which a Euro-Rate would otherwise apply has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                   (ii)  after making all reasonable efforts,
deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan to which a Euro-Rate would otherwise apply, are not available to such Bank at the effective cost of funding a proposed Loan in the London interbank market, then the Agent shall have the rights specified in Section 3.4.3.

            3.4.3  Agent's and Bank's Rights.

                   In the case of any event specified in Section
3.4.1 above, the Agent shall promptly so notify the Banks and the Borrower thereof, and in the case of an event specified in Section
3.4.2 above, such Bank shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrower. If any Bank notifies the Agent of a determination under
Section 3.4.2, the Borrower shall, subject to the Borrower's indemnification Obligations under Section 4.5.2, on the date specified in such notice either convert the outstanding balance of the Term Loan to the Base Rate or prepay the Term Loan in accordance with Section 4.4. Absent due notice from the Borrower of conversion or prepayment, the then outstanding balance of the Term Loan shall automatically be converted to the Base Rate upon such specified date.

                     4.  PAYMENTS

    4.1     Payments.

            All payments and prepayments to be made in respect of principal, interest, Agent's Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 1:00 p.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the ratable accounts of the Banks with respect to the Term Loan in U.S. Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds, provided that in the event payments are received by 1:00 p.m., Pittsburgh time, by the Agent with respect to the Term Loan and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

    4.2     Pro Rata Treatment of Banks.

A portion of the Term Loan shall be allocated to each Bank according to its Ratable Share, and each payment or prepayment by the Borrower with respect to principal, interest or other fees (except for the Agent's Fee) or amounts due from the Borrower hereunder to the Banks with respect to the Term Loan, shall (except as provided in Section 3.4.3 (Illegality; Deposits not Available) in the case of an event specified in Sections 3.4 (Euro-Rate Unascertainable), 4.4 (Voluntary Prepayments) or 4.5 (Additional Compensation in Certain Circumstances)) be made in proportion to the applicable Loans outstanding from each Bank and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Bank.

    4.3     Interest Payment Dates.

            Interest on the outstanding balance of the Term Loan shall be due and payable in arrears on the first Business Day of each month beginning May 1, 1997 and on the Maturity Date or upon acceleration of the Term Notes. Interest on the principal amount of the Term Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

    4.4     Prepayments.

            4.4.1  Right to Prepay.

                   The Borrower shall have the right at its option from time to time to prepay the Term Loan in whole or part without premium or penalty (except as provided in Section 4.5):

                   (i)   at any time when the Base Rate is then
applicable to the Term Loan; or

                   (ii) on the last day of the applicable Interest Period during which the Euro-Rate is applicable to the Term Loan;
or

                   (iii) on the date specified in a notice by any Bank pursuant to Section 3.4 (Euro-Rate Unascertainable) with respect to any Loan to which the Euro-Rate applies.

            Whenever the Borrower desires to prepay any part of the Term Loan, it shall provide a prepayment notice to the Agent at least one (1) Business Day prior to the date of prepayment of the Term Loan setting forth the following information:

(x)the date, which shall be a Business Day, on which the proposed prepayment is to be made; and

                   (y)   the total principal amount of such
prepayment, which shall not be less than $50,000.

            All prepayment notices shall be irrevocable. All Term Loan prepayments permitted pursuant to this Section 4.4.1 shall be applied to the unpaid installments of principal of the Term Loan in the inverse order of scheduled maturities. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify and compensate the Banks under Section 4.5.2.

            4.4.2  Change of Lending Office

                   Each Bank agrees that upon the occurrence of any event giving rise to increased costs or other special payments under Section 3.4.2 (Illegality, etc.) or 4.5.1 (Increased Costs, etc.) with respect to such Bank, it will if requested by the Borrower use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 4.4.2 shall affect or postpone any of the Obligations of the Borrower or the rights of the Agent or any Bank provided in this Agreement.

    4.5     Additional Compensation in Certain Circumstances.

            4.5.1 Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc.

            If any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof enacted or made after the date of this Agreement or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body made after the date of this Agreement:
            (i) subjects any Bank to any tax or changes the basis of taxation with respect to this Agreement, the Term Notes, the Term Loan or payments by the Borrower of principal, interest or other amounts due from the Borrower hereunder or under the Term Notes (except for taxes on the overall net income or gross receipts of such Bank),

            (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

            (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, the Term Notes or the making, maintenance or funding of any part of the Term Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify the Borrower and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith including allocation to the Borrower of pro rated amounts ) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income, additional expense or reduced rate of return. The Banks will use reasonable efforts to avoid such increase in costs, reduction of income, additional expense or reduced rate of return. Notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank thirty (30) Business Days after such notice is given.

            4.5.2  Indemnity and Compensation.

                   In addition to the compensation required by
Section 4.5.1, the Borrower shall indemnify and compensate each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain any portion of the Term Loan subject to the Euro-Rate) which such Bank sustains or incurs as a consequence of any default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest or any other amount due hereunder.

                   If any Bank sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify and compensate such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination and shall be binding absent manifest error. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

                     5.  REPRESENTATIONS AND WARRANTIES

    5.1     Representations and Warranties.

            The Borrower represents and warrants to the Agent and each of the Banks on the date of this Agreement as follows:

            5.1.1  Organization and Qualification.

                   The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of West Virginia. The Borrower has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. The Borrower is duly licensed or qualified and in good standing in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary.

            5.1.2  Capitalization and Ownership.

                   The authorized capital stock of the Borrower consists of 20,000,000 shares of Common Stock, $1 par value, of which 8,104,714 shares (referred to herein as the "Shares") are issued and outstanding. All of the Shares have been validly issued and are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any such shares except as indicated on Schedule 5.1.2.

            5.1.3  Subsidiaries.

                   Schedule 5.1.3 states the name of each of the Borrower's Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company. The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on Schedule 5.1.3.

            5.1.4  Power and Authority.

                   The Borrower has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

            5.1.5  Validity and Binding Effect.

                   This Agreement has been duly and validly executed and delivered by the Borrower, and each other Loan Document which the Borrower is required to execute and deliver on or after the date hereof will have been duly executed and delivered by the Borrower on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of the Borrower which is or will be a party thereto on and after its date of delivery thereof, enforceable against the Borrower in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or general equitable principles.

            5.1.6  No Conflict.

                   Neither the execution and delivery of this Agreement or the other Loan Documents by the Borrower nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of the Borrower or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of the Borrower or any of its Subsidiaries.

            5.1.7  Litigation.

                   There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary of the Borrower at law or equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change. Neither the Borrower nor any of its Subsidiaries is in material violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

            5.1.8  Title to Properties.

                   The Borrower and each of its Subsidiaries has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

            5.1.9  Financial Statements.

                   (i)   Annual Statements.  The Borrower has
delivered to the Bank copies of its audited consolidated year-end financial statements for and as of the end of the three fiscal years ended October 31, 1996 (the "Annual Statements"). The Annual Statements were compiled from the books and records maintained by the Borrower's management, are correct and complete and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject to normal year-end audit adjustments.

                   (ii) Financial Projections. The Borrower has delivered to the Agent financial projections of the Borrower and its Subsidiaries for the period through October 31, 1997 derived from various assumptions of the Borrower's management (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Borrower's management. The Financial Projections accurately reflect the liabilities of the Borrower and its Subsidiaries upon consummation of the transactions contemplated hereby as of the Closing Date.

                   (iii) Accuracy of Financial Statements. Neither the Borrower nor any Subsidiary of the Borrower has any material liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Annual Statements or in the notes thereto and which under GAAP were required to be disclosed therein, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any of its Subsidiaries which are reasonably likely to cause a Material Adverse Change. Since October 31, 1996, no Material Adverse Change has occurred.

            5.1.10 Use of Proceeds; Margin Stock.

                   The Borrower intends to use the proceeds of the Loans in accordance with Section 2.4 hereof. Neither the Borrower nor any of its Subsidiaries engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of the Term Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. Neither the Borrower nor any of its Subsidiaries holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of the Borrower or Subsidiary of the Borrower are or will be represented by margin stock.

            5.1.11 Full Disclosure.

                   Neither this Agreement nor any other Loan
Document, nor any certificate, statement, agreement or other documents furnished to the Agent or any Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading.

            5.1.12 Taxes.

                   All federal, state, local and other tax returns required to have been filed with respect to the Borrower and each Subsidiary of the Borrower have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are not material and are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of the Borrower or any Subsidiary of the Borrower for any period.

            5.1.13 Consents and Approvals.

                   No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official
Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by the Borrower.

            5.1.14 No Event of Default; Compliance with
Instruments.

                   No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. Neither the Borrower nor any Subsidiaries of the Borrower is in material violation of
(i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound.

            5.1.15 Patents, Trademarks, Copyrights, Licenses, Etc.

                   The Borrower and each Subsidiary of the Borrower owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Borrower or Subsidiary, without known possible, alleged or actual conflict with the rights of others.

            5.1.16 Insurance.

                   The Borrower maintains policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Borrower and each Subsidiary of the Borrower in accordance with prudent business practice in the industries of the Borrower and its Subsidiaries. No notice has been given or claim made and no grounds exist to cancel or avoid any such policy or bonds or to reduce the coverage provided hereby.

            5.1.17 Compliance with Laws.

                   The Borrower and its Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in
Section 5.1.22) in all jurisdictions in which the Borrower or any of its Subsidiaries is presently or will be doing business.

            5.1.18 Material Contracts; Burdensome Restrictions.

                   All material agreements relating to the business operations of the Borrower and its Subsidiaries, including all employee benefit plans and Labor Contracts are valid, binding and enforceable upon such Borrower or Subsidiary and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to the Borrower's knowledge, with respect to parties other than such Borrower or Subsidiary. Neither the Borrower nor any of its Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which is reasonably likely to result in a Material Adverse Change.

            5.1.19 Investment Companies; Regulated Entities.

                   Neither the Borrower nor any of its Subsidiaries is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." Neither the Borrower nor any of its Subsidiaries is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

            5.1.20 Plans and Benefit Arrangements.

                   Except as set forth on Schedule 5.1.20:

                   (i) The Borrower and each other member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which is material. The Borrower and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                   (ii) To the best of the Borrower's knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

                   (iii) Neither the Borrower nor or any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan.

                   (iv)  No event requiring notice to the PBGC
under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                   (v) The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan.

                   (vi) Neither the Borrower nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                   (vii) To the extent that any Benefit Arrangement is insured, the Borrowers and all other members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.

                   (viii)All Plans, Benefit Arrangements and
Multiemployer Plans have been administered in accordance with their terms and applicable Law.

            5.1.21 Employment Matters.

                   The Borrower and each of its Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change.
There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of the Borrower or any of its Subsidiaries which in any case would constitute a Material Adverse Change. The Borrower has delivered to the Agent true and correct copies of each of the Labor Contracts (if any).

            5.1.22 Environmental Matters.

                   Except as disclosed on Schedule 5.1.22:

                   (i)   Neither the Borrower nor any of its
Subsidiaries has received any material Environmental Complaint from any Official Body or private Person alleging that such Borrower or Subsidiary or any prior or subsequent owner of any of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C.
9601, et seq., and the Borrower has no reason to believe that such an Environmental Complaint might be received. There are no pending or, to the Borrower's knowledge, threatened Environmental Complaints relating to the Borrower or Subsidiary of the Borrower or, to the Borrower's knowledge, any prior or subsequent owner of any of the Property pertaining to, or arising out of, any material Environmental Conditions.

                   (ii) There are no circumstances at, on or under any of the Property that constitute a breach of or non-compliance with any of the Environmental Laws, and there are no past or present Environmental Conditions at, on or under any of the Property or, to the Borrower's knowledge, at, on or under adjacent property, that prevent compliance with the Environmental Laws at any of the Property.

                   (iii) Neither any of the Property nor any structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in substantial compliance with Environmental Laws. There are no processes, facilities, operations, equipment or other activities at, on or under any of the Property, or, to the Borrower's knowledge, at, on or under adjacent property, that currently result in the release or threatened release of Regulated Substances onto any of the Property, except to the extent that such releases or threatened releases are not a substantial breach of or otherwise not a violation of the Environmental Laws.

                   (iv) There are no aboveground storage tanks, underground storage tanks or underground piping associated with such tanks, used for the management of Regulated Substances at, on or under any of the Property that (a) do not have, to the extent required by Environmental Laws, a full operational secondary containment system in place, and (b) are not otherwise in compliance with all Environmental Laws. There are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under any of the Property that have not either been closed in place in accordance with Environmental Laws or removed in compliance with all applicable Environmental Laws and no contamination associated with the use of such tanks exists on any of the Property that is not in compliance with Environmental Laws.

                   (v) The Borrower and each of its Subsidiaries has all material permits, licenses, authorizations, plans and approvals necessary under the Environmental Laws for the conduct of the business of such Borrower or Subsidiary as presently conducted.

The Borrower and each of its Subsidiaries has submitted all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to past and current operations on any of the Property.

                   (vi) All past and present on-site generation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances at, on, or under any of the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances have been done materially in accordance with the Environmental Laws.

            5.1.23 Senior Debt Status.

                   (i) The Obligations of the Borrower under this Agreement, the Term Notes and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of the Borrower except Indebtedness of the Borrower to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of the Borrower or any of its Subsidiaries which secures indebtedness or other obligations of any Person except for Permitted Liens.

    5.2     Updates to Schedules.

            Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrower shall promptly provide the Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Banks, in their reasonable discretion, shall have accepted in writing such revisions or updates to such Schedule.

                     6.  CONDITIONS OF LENDING

    The obligation of the Banks to make the Term Loan hereunder is subject to the performance by each of the Borrower of its Obligations to be performed hereunder at or prior to the making of such Term Loan and to the satisfaction of the following further conditions:

    6.1     Officer's Certificate.

            The representations and warranties of the Borrower contained in Section 5 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein and except changes in representations and warranties that, in the determination of the Required Banks are reasonably likely to result in a Material Adverse Change), and the Borrower shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Bank a certificate of the Borrower, dated the Closing Date to each such effect and signed by two of the following officers: the Chief Executive Officer, President, Chief Financial Officer, Secretary or Assistant Secretary of the Borrower.

    6.2     Secretary's Certificate.

            There shall be delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Borrower, certifying as appropriate as to:

            (i) all action taken by the Borrower in connection with this Agreement and the other Loan Documents;

            (ii) the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of the Borrower for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

            (iii) copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing (or subsistence) of the Borrower in each state where organized or qualified to do business and a bring-down certificate by facsimile dated the Closing Date.

    6.3     Subsidiaries Guaranty.

            There shall be delivered to the Agent for the benefit of the Banks, a Subsidiaries Guaranty in the form attached hereto as Exhibit 6.3.

    6.4     Opinion of Counsel.

            There shall be delivered to the Agent for the benefit of each Bank a written opinion of Huddleston, Bolen, Beatty, Porter & Copen, counsel for the Borrower, dated the Closing Date and in form and substance satisfactory to the Agent and its counsel as to such other matters incident to the transactions contemplated herein as the Agent may reasonably request.

    6.5     Legal Details.

            All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

    6.6     Payment of Fees.

            The Borrower shall have paid or caused to be paid to the Agent, counsel fees, and all other fees, costs and expenses accrued through the Closing Date for which the Agent and the Banks are entitled to be reimbursed.

    6.7     Officer's Certificate Regarding MACs.

            Since October 31, 1996, no Material Adverse Change shall have occurred; prior to the Closing Date, there shall have been no material change in the management of the Borrower or any Subsidiary of the Borrower, and there shall have been delivered to the Agent for the benefit of each Bank a certificate of the Borrower dated the Closing Date and signed on behalf of the Borrower by any two of the Chief Executive Officer, President, Chief Financial Officer, Secretary or Assistant Secretary of the Borrower to each such effect.

    6.8     No Violation of Laws.

            The making of the Term Loan shall not contravene any Law applicable to the Borrower or to the Agent or any of the Banks.

    6.9     No Actions or Proceedings.

            No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Agent's reasonable judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

                     7.  COVENANTS

    7.1     Affirmative Covenants.

            The Borrower, covenants and agrees that until payment in full of the Term Loan, and interest thereon, and satisfaction of all of the Borrower's other Obligations under the Loan Documents, the Borrower shall comply at all times with the following affirmative covenants:

            7.1.1  Preservation of Existence, Etc.

                   The Borrower shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 7.2.5.

            7.1.2  Payment of Liabilities, Including Taxes, Etc.

                   The Borrower shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of the Borrower or Subsidiary of the Borrower.

            7.1.3  Maintenance of Insurance.

                   The Borrower shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Agent.

            7.1.4  Maintenance of Properties and Leases.

                   The Borrower shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, the Borrower will make or cause to be made all appropriate repairs, renewals or replacements thereof.

            7.1.5  Maintenance of Patents, Trademarks, Etc.

                   The Borrower shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

            7.1.6  Visitation Rights.

                   The Borrower shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Agent to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as the Agent may reasonably request, provided that the Agent shall provide the Borrower with reasonable notice prior to any visit or inspection.

            7.1.7  Keeping of Records and Books of Account.

                   The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrowers and their Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

            7.1.8  Plans and Benefit Arrangements.

                   The Borrower shall, and shall cause each member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where any such failure would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans except where such failure would not result in a Material Adverse Change.

            7.1.9  Compliance with Laws.

                   The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 7.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief any of which would constitute a Material Adverse Change.

            7.1.10 Use of Proceeds.

                   7.1.10.1  General

                             The Loan Parties will use the proceeds
of the Term Loan only to refinance the Bridge Loan provided to Borrower by PNC Bank for the acquisition of Interform Corporation and to refinance other existing unsecured indebtedness..

                   7.1.10.2  Margin Stock.

                             The Borrower shall not use the
proceeds of the Term Loan to purchase or carry margin stock as more fully provided in Section 5.1.10.

                   7.1.10.3  Section 20 Subsidiaries.

                             The Borrower will not, directly or
indirectly, use any portion of the proceeds of the Term Loan
(i) knowingly to purchase any Ineligible Securities from a
Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities,
(ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by as Section 20 Subsidiary and issued by or for the benefit of Borrower or any Affiliate of the Borrower.

    7.2     Negative Covenants.

            The Borrower covenants and agrees that until payment in full of the Term Loan, and interest thereon and satisfaction of all of the Borrower's other Obligations hereunder, the Borrower shall comply with the following negative covenants:

            7.2.1  Indebtedness.

                   The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                   (i)   Indebtedness under the Loan Documents;

                   (ii)  Existing Indebtedness as set forth on
Schedule 7.2.1. (including any extensions, renewals or refinancings thereof), provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 7.2.1;

                   (iii) Capitalized and operating leases as and to the extent permitted under Section 7.2.13;

                   (iv)  Indebtedness secured by Purchase Money
Security Interests not exceeding $1,500,000; and

                   (v)   the existing $2,000,000 unsecured
revolving credit facility with Banc One, West Virginia, and

                   (vi) the Existing $800,000 unsecured revolving credit facility with First Century Bank, Huntington, West Virginia, which is personally guaranteed by Marshall T. Reynolds.

            7.2.2  Liens.

                   The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

            7.2.3  Guaranties.

                   The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for the Guaranty of the Obligations of the Borrower provided by each Subsidiary of the Borrower pursuant to the Subsidiaries Guaranty.

            7.2.4  Loans and Investments.

                   The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

                   (i)   trade credit extended on usual and
customary terms in the ordinary course of business;

                   (ii)  advances to employees to meet expenses
incurred by such employees in the ordinary course of business;

                   (iii) Permitted Investments;

                   (iv)  loans, advances and investments in
Affiliates of the Borrower.

            7.2.5  Liquidations, Mergers, Consolidations and
Acquisitions.

                   The Borrower shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that

                   (1)   any Affiliate of the Borrower may
consolidate or merge into another Affiliate of the Borrower which is wholly-owned by the Borrower, and

                   (2)   the Borrower may acquire, whether by
purchase or by merger, (A) all of the ownership interests and voting rights of another Person or (B) substantially all of assets of another Person or of a business or division of another Person (each an "Permitted Acquisition"), provided that each of the following requirements is met:

                         (i)   the board of directors or other
equivalent governing body of such Person shall have approved such Permitted Acquisition and the Loan Parties shall have delivered to the Banks written evidence of such approval prior to such Permitted Acquisition,

                         (ii)  the Borrower is acquiring the
ownership interests in such Person, such Person shall execute a Subsidiaries Guaranty in favor of the Agent and the Banks in the form attached hereto as Exhibit 1.1(G) on or before the date of such Permitted Acquisition,

                         (iii) the business acquired, or the
business conducted by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as one or more line or lines of business conducted by the Borrower and shall comply with Section 7.2.8,

                         (iv)  immediately prior to and after
giving effect to such Permitted Acquisition, (A) no payment default exists, (B) no violation of Section 7.2 exists, (C) the Agent has not sent a notice of a violation of Section 7.1 which has not been cured and (D) no Event of Default exits,

                         (v)   the Borrower shall demonstrate on a
pro forma basis that it shall be in compliance with all the covenants contained in this Agreement after giving effect to such Permitted Acquisition by delivering at least five (5) Business Days prior to such Permitted Acquisition a certificate evidencing such compliance,

Subject to the above limitations, Permitted Acquisitions may include any merger or acquisition, whether accounted for under GAAP as a purchase or a pooling of interests and regardless of whether the value of the Consideration paid or received is comprised of cash, common stock, preferred stock, assets or partnership interests, estimated value of earn-outs or other means.

            7.2.6  Dispositions of Assets or Subsidiaries.

                   The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, sell and leaseback, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of the Borrower), except:

                   (i)   transactions involving the sale of
inventory in the ordinary course of business;

                   (ii) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of the Borrower's or such Subsidiary's business;

                   (iii) any sale, transfer or lease of assets by any Subsidiary of the Borrower to the Borrower; or

                   (iv) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of Section 7.2.13.

            7.2.7  Affiliate Transactions.

                   The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of the Borrower or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Agent and is in accordance with all applicable Law.

            7.2.8  Continuation of or Change in Business.

                   The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than commercial printing, and certain leasing businesses in support thereof, and the supplying of office products and office furniture, substantially as conducted and operated by such Borrower or Subsidiary during the present fiscal year, and such Borrower or Subsidiary shall not permit any material change in such business.

            7.2.9  Plans and Benefit Arrangements.

                   The Borrower shall not, and shall not permit any of its Subsidiaries to:

                   (i)   fail to satisfy the minimum funding
requirements of ERISA and the Internal Revenue Code with respect to any Plan where such failure is likely to result in a Material
Adverse Change;

                   (ii) request a minimum funding waiver from the Internal Revenue Service with respect to any Plan;

                   (iii) engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which would constitute a Material Adverse Change;

                   (iv)  permit the aggregate actuarial present
value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in the most recent actuarial report completed with respect to such Plan, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Plan;

                   (v) fail to make when due any contribution to any Multiemployer Plan that any Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto, where such failure is likely to result in a Material Adverse Change;

                   (vi)  withdraw (completely or partially) from
any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer
Plan, where any such withdrawal is likely to result in a Material
Adverse Change;

                   (vii) terminate, or institute proceedings to terminate, any Plan, where such termination is likely to result in a Material Adverse Change;

                   (viii) make any amendment to any Plan with respect to which security is required under Section 307 of ERISA;
or

                   (ix) fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

            7.2.10 Fiscal Year.

                   The Borrower shall not, and shall not permit any of its Subsidiaries to, change its fiscal year from the twelve-month period beginning November 1 and ending October 31.

            7.2.11 Issuance of Stock.

                   The Borrower shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof except that the Borrower may issue stock: (a) as all or part of the Consideration for a Permitted Acquisition; (b) pursuant to the provisions of Borrower's 1993 Stock Option Plan or any successor plan providing for employee stock options; or ( c) incident to any stock split or dividend.

            7.2.12 Changes in Organizational Documents.

                   The Borrower shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents in the event such change would be adverse to the Banks as determined by the Agent in its sole discretion, without obtaining the prior written consent of the Required Banks. The Borrower will provide true and correct copies of all amendments to organizational documents to the Agent at the time annual financial statements are delivered.

            7.2.13 Capital Expenditures and Leases.

                   The Borrower shall not, and shall not permit any of its Subsidiaries to, make any payments in any fiscal year on account of the lease of any asset which if leased would constitute a capitalized lease, other than (i) those capitalized leases reflected on the Borrower's balance sheet as of October 31, 1996 and (ii) payments in the aggregate not to exceed $1,500,000 in any fiscal year, and all such capital expenditures and leases shall be made under usual and customary terms and in the ordinary course of business.

            7.2.14 Minimum Fixed Charge Coverage Ratio.

                   The Borrower shall not permit the ratio of Consolidated Cash Flow from Operations divided by Fixed Charges, calculated as of the end of each fiscal quarter for the previous four fiscal quarters then ended, to be less than 1.10 to 1.0.

            7.2.15 Maximum Leverage Ratio.

                   The Borrower shall not at any time permit the ratio of Total Senior Indebtedness divided by EBITDA to be greater than:

                   2.75 to 1.0 as of October 31, 1997
                   2.50 to 1.0 as of October 31, 1998
                   2.50 to 1.0 as of October 31, 1999
                   2.25 to 1.0 as of October 31, 2000 and
                   2.0 to 1.0 as of October 31 of each
                     year thereafter.

            7.2.16 Minimum Tangible Net Worth.

                   The Borrower shall not at any time permit
Consolidated Tangible Net Worth to be less than the sum of (i) 90% of Tangible Net Worth on the Closing Date, (ii) an amount equal to 50% of the Consolidated Net Income and (iii) 100% of the proceeds of all stock issued by the Borrower or any of its Subsidiaries.

    7.3     Reporting Requirements.

            The Borrower covenants and agrees that until payment in full of the Term Loan and interest thereon and satisfaction of all of the Borrower's other Obligations hereunder and under the other Loan Documents the Borrower will furnish or cause to be furnished to the Agent:

            7.3.1  Quarterly Financial Statements.

                   As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Borrower, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

            7.3.2  Annual Financial Statements.

                   As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, financial statements of the Borrower consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur).

            7.3.3  Certificate of the Borrower

                   Concurrently with the financial statements of the Borrower. furnished to the Agent pursuant to Sections 7.3.1 and 7.3.3, a certificate of the Borrower signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower, in the form of Exhibit 7.3.3, to the effect that, except as described pursuant to Section 7.3.4, (i) the representations and warranties of the Borrower contained in Section 5 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Borrower has performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 7.2.

            7.3.4  Notice of Default.

                   Promptly after any executive officer of the Borrower has learned of the occurrence of an Event of Default or Potential Default, a certificate signed on behalf of the Loan parties by an executive officer of the Borrower setting forth the details of such Event of Default or Potential Default and the action which the Borrower proposes to take with respect thereto.

            7.3.5  Notice of Litigation.

                   Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against the Borrower or any of its Subsidiaries which involve a claim or series of claims in excess of $500,000 or which if adversely determined would constitute a Material Adverse Change.

            7.3.6  Certain Events.

                   Written notice to the Agent:

                   (i)   at least ten (10) calendar days after
closing, with respect to any proposed sale or transfer of assets pursuant to Section 7.2.6(iv), and

                   (ii)  within the restrictions set forth in
Section 7.2.12, any amendments to the organizational documents of the Borrower.

            7.3.7  Budgets, Forecasts, Other Reports and
Information.

                   Promptly upon their becoming available to the
Borrower:

                   (i) the annual budget and any forecasts of the Borrower, to be supplied not later than thirty (30) days prior to commencement of the fiscal year to which any of the foregoing may be applicable,

                   (ii)  any reports including reports on the
internal control structure the Borrower based upon any audit of the Borrower,

                   (iii) any reports, notices or proxy statements generally distributed by the Borrower to its stockholders on a date no later than the date supplied to such stockholders,

                   (iv)  regular or periodic reports, including
Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed the Borrower with the Securities and Exchange Commission,

                   (v)   upon the Agent's reasonable request, a
copy of any order in any proceeding to which the Borrower or any of its Subsidiaries is a party issued by any Official Body, and

                   (vi) such other reports and information as any of the Agent may from time to time reasonably request. The
Borrower shall also notify the Agent promptly of the enactment or adoption of any Law which may result in a Material Adverse Change.

            7.3.8  Notices Regarding Plans and Benefit
Arrangements.

                   7.3.8.1     Certain Events.

                               Promptly upon becoming aware of the
occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                               (i)   any Reportable Event with
respect to the Borrower or any other member of the ERISA Group
(regardless of whether the obligation to report said Reportable
Event to the PBGC has been waived),

                               (ii)  any Prohibited Transaction
which could subject the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder where such civil penalty or tax is likely to result in a Material Adverse Change,

                               (iii) any assertion of material
withdrawal liability with respect to any Multiemployer Plan,

                               (iv)  any partial or complete
withdrawal from a Multiemployer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                               (v)   any cessation of operations
(by the Borrower or any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA,

                               (vi)  withdrawal by the Borrower or
any other member of the ERISA Group from a Multiple Employer Plan,

                               (vii) a failure by the Borrower or
any other member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,

                               (viii) the adoption of an amendment
to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                               (ix)  any change in the actuarial
assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfounded benefit liability or obligation to make periodic contributions.

                   7.3.8.2     Notices of Involuntary Termination
and Annual Reports.

                               Promptly after receipt thereof,
copies of (a) all notices received by the Borrower or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Agent each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

                   7.3.8.3     Notice of Voluntary Termination.

                               Promptly upon the filing thereof,
copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

                     8.  DEFAULT

    8.1    Events of Default.

           An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

           8.1.1   Payments Under Loan Documents.

                   The Borrower shall fail to pay any principal of the Term Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), or shall fail to pay any interest on the Term Loan after such principal or interest becomes due in accordance with the terms hereof or thereof, or the Borrower fails to pay any other amount owing hereunder or under the other Loan Documents after the date provided in an invoice or other notice of payment due;

           8.1.2   Breach of Warranty.

                   Any representation or warranty made at any time by any of the Borrower herein or in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

           8.1.3   Breach of Negative Covenants or Visitation
Rights.

                   A default shall occur in the observance or performance of any covenant contained in Section 7.1.6 or Section
7.2;

            8.1.4  Breach of Other Covenants.

                   Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) Business Days after the Chief Executive Officer, President, Chief Financial Officer or Corporate Secretary of the Borrower becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Borrower as determined by the Agent in its sole discretion);

            8.1.5  Defaults in Other Agreements or Indebtedness.

                   A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which the Borrower or Subsidiary of the Borrower may be obligated as a borrower or guarantor in excess of $750,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits (because of nonpayment) or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

            8.1.6  Final Judgments or Orders.

                   Any final judgments or orders for the payment of money in excess of $50,000 in the aggregate shall be entered against the Borrower or any of its Subsidiaries by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty
(30) days from the date of entry;

            8.1.7  Loan Document Unenforceable.

                   Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

            8.1.8  Uninsured Losses; Proceedings Against Assets.

                   Any assets of the Borrower or its Subsidiaries are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

            8.1.9  Notice of Lien or Assessment.

                   A notice of Lien or assessment, other than a Permitted Lien, is filed of record with respect to all or any part of the assets of the Borrower or any of its Subsidiaries by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

            8.1.10 Insolvency.

                   The Borrower or any Subsidiary of the Borrower ceases to be solvent or admits in writing its inability to pay its debts as they mature;

            8.1.11 Events Relating to Plans and Benefit
Arrangements.

                   Any of the following occurs: (i) any Reportable Event, which the Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i),
(ii), (iii) or (iv) above, the Agent determines in good faith that the amount of the Borrower's liability is likely to exceed 10% of its Consolidated Net Worth; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi), (vii), (viii) or (ix), the Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the ERISA Group;

            8.1.12 Cessation of Business.

                   The Borrower or Subsidiary of the Borrower ceases to conduct its business as contemplated, except as expressly permitted under Section 7.2.5 or 7.2.6, or the Borrower or Subsidiary of the Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

            8.1.13 Change of Control.

                   (i) Any person or group of persons (within the meaning of Sections 13(a) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) 33% or more of the voting capital stock of the Borrower; or (ii) Marshall T. Reynolds shall cease to have beneficial ownership of at least 40% of the voting capital stock of the Borrower.

            8.1.14 Involuntary Proceedings.

                   A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrower or Subsidiary of a the Borrower in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Borrower or Subsidiary of the Borrower for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

            8.1.15 Voluntary Proceedings.

                   The Borrower or Subsidiary of the Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

    8.2     Consequences of Event of Default.

            8.2.1  Events of Default Other Than Bankruptcy,
Insolvency or Reorganization Proceedings.

                   If an Event of Default specified under Sections
8.1.1 through 8.1.13 shall occur and be continuing, the Banks and the Agent shall be, if determined by the Required Banks, under no further obligation to make Loans hereunder and the Agent, upon the request of the Required Banks, shall by written notice to the Borrowers, declare the unpaid principal amount of the Term Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and

            8.2.2  Bankruptcy, Insolvency or Reorganization
Proceedings.

                   If an Event of Default specified under
Section 8.1.14 or 8.1.15 shall occur, the Banks shall be under no further obligations to make Loans hereunder and the unpaid principal amount of the Term Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

            8.2.3  Set-off.

                   If an Event of Default shall occur and be continuing, any Bank to whom any Obligation is owed by the Borrower hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 9.13 and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower for its own respective account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of such Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Guaranty or any other security, right or remedy available to any Bank or the Agent; and

           8.2.4   Suits, Actions, Proceedings.

                   If an Event of Default shall occur and be continuing, and if the Required Bank have elected to accelerate the maturity of Loans pursuant to any of the foregoing provisions of this Section 8.2, the Agent or any Bank, if owed any amount with respect to the Term Notes, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the Term Notes, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Bank; and

            8.2.5  Application of Proceeds.

                   From and after the date on which the Agent has taken any action pursuant to this Section 8.2 and until all Obligations of the Borrower have been paid in full, any and all proceeds received by the Agent from the exercise of any other remedy by the Agent, shall be applied as follows:

                   (i)   first, to reimburse the Agent and the
Banks for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent or the Banks in connection with realizing on the Collateral or collection of any Obligations of any of the Borrower under any of the Loan Documents;

                   (ii)  second, to the repayment of all
Indebtedness then due and unpaid of the Borrower to the Banks incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion; and

                   (iii) the balance, if any, as required by Law.

                     9.  THE AGENT

    9.1     Appointment.

            Each Bank hereby irrevocably designates, appoints and authorizes PNC Bank to act as Agent for such Bank under this Agreement and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Term Note by the acceptance of a Term Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

    9.2     Delegation of Duties.

            The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Sections 9.5 and 9.6, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

    9.3     Nature of Duties; Independent Credit Investigation.

            The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of the Borrower in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

    9.4     Actions in Discretion of Agent; Instructions from the
Banks.

            The Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks.
Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section 9.6. Subject to the provisions of Section 9.6, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent.

    9.5 Reimbursement and Indemnification of Agent by the Borrower.

            The Borrower unconditionally agrees to pay or reimburse the Agent and hold the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), appraisers and environmental consultants, incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof,
(iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. At the Borrower's reasonable request, an officer of the Borrower may discuss initial budgets developed by counsel for the Agent (as long as such counsel determines that no privilege will be waived as a result of such discussions). Nothing in this Section 9.5 prevents the Borrower from obtaining its own counsel and controlling its own defense in any action.

    9.6     Exculpatory Provisions; Limitation of Liability.

            Neither the Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrower, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by the Borrower, any Bank, the Agent or any of their respective Subsidiaries against the Agent, any Bank or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and the Borrower, (for itself and on behalf of each of its Subsidiaries), the Agent and each Bank hereby waive, releases and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Bank agrees that, except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder or given to the Agent for the account of or with copies for the Banks, the Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Bank with an credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

    9.7     Reimbursement and Indemnification of Agent by Banks.

            Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, or
(b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or
(c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do
so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Agent in connection with the Agent's periodic audit of the Borrower's books, records and business properties.

    9.8     Reliance by Agent.

            The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

    9.9     Notice of Default.

            The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

    9.10    Notices.

            The Agent shall promptly send to each Bank a copy of all notices received from the Borrowers pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Agent shall promptly notify the Borrower and the other Banks of each change in the Base Rate and the effective date thereof.

    9.11    Banks in Their Individual Capacities.

            With respect to the Loans made by it, and any other rights and powers given to it as a Bank hereunder or under any of the other Loan Documents, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. PNC Bank and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Borrower and its Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder. The Banks acknowledge that, pursuant to such activities, the Agent or its Affiliates may (i) receive information regarding the Borrower (including information that may be subject to confidentiality obligations in favor of the Borrower) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

    9.12    Holders of Notes.

            The Agent may deem and treat any payee of any Term Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Term Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Term Note or of any Term Note or Term Notes issued in exchange therefor.

    9.13    Equalization of Banks.

            The Banks agree among themselves that, with respect to all amounts received by any Bank for application on any Obligation hereunder or under any Term Note, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Term Notes, except as otherwise provided in Section 3.4.3 or 4.5. The Banks receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks in the aggregate unpaid amount under the Term Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Bank making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank making such purchase.

    9.14    Successor Agent.

            The Agent (i) may resign as Agent or (ii) shall resign if such resignation is requested by the Required Banks (if the Agent is a Bank, the Agent's Commitment shall be considered in determining whether the Required Banks have requested such resignation), in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrowers. If the Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrower, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Borrowers, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Banks appoint and the Borrower consent to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Section 9 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

    9.15    Agent's Fee.

            The Borrower shall pay to the Agent a nonrefundable fee (the "Agent's Fee"), payable quarterly in arrears, equal to .25% per annum of the average outstanding principal balance of the Term Loan for each year that any such balance remains outstanding..

    9.16    Calculations.

            In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrower and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

    9.17    Beneficiaries.

            Except as expressly provided herein, the provisions of this Section 9 are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.

                     10. MISCELLANEOUS

    10.1    Modifications, Amendments or Waivers.

            With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks and the Borrower, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Borrower hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Borrower hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Borrower; provided, that, without the written consent of all the Banks, no such agreement, waiver or consent may be made which will:

            10.1.1 Extension of Payment; Reduction of Principal
Interest or Fees; Modification of Terms of Payment.

                   Whether or not any portion of the Term Loan is outstanding, extend the time for payment of principal or interest of the Term Loan or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by the Term Loan, or otherwise affect the terms of payment of the principal of or interest of the Term Loan or any other fee payable to any Bank;

            10.1.2 Release of Guarantor.

                   Release any Guarantor from its Obligations under the Subsidiaries Guaranty; or

            10.1.3 Miscellaneous

                   Amend Section 4.2 (Pro Rata Treatment of Banks),
9.6 (Exculpatory Provisions, etc.) or 9.13 (Equalization of Banks) or this Section 10.1, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder;

provided, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent shall be effective without the written consent of the Agent.

    10.2    No Implied Waivers; Cumulative Remedies; Writing
Required.

            No course of dealing and no delay or failure of the Agent or any Bank or the Borrower in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

    10.3 Reimbursement and Indemnification of Banks by the Borrower; Taxes.

            The Borrower agrees within thirty (30) calendar days after demand to pay or reimburse to each Bank (other than the Agent, as to which the Borrower's Obligations are set forth in
Section 9.5) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel for each Bank except with respect to (a) and (b) below), incurred by such Bank
(a) in connection with the interpretation of this Agreement, and other instruments and documents to be delivered hereunder,
(b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Banks and the Agent if appropriate under the circumstances. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrower agree unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

    10.4    Holidays.

            Whenever payment of the Term Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fee, except that the Term Loan shall be due on the Business Day preceding the Maturity Date if the Maturity Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section
3.2 with respect to Interest Periods), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

    10.5    Notices.

            All notices, requests, demands, directions and other communications (as used in this Section 10.5, collectively referred to as "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on Schedule 1.1(B) hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex, (d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Agent shall not be effective until received and provided, further, that any notices of a Potential Default or an Event of Default shall be sent by facsimile or overnight delivery service. Any Bank giving any notice to the Borrower shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of the receipt by it of any such notice.

    10.6    Severability.

            The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

    10.7    Governing Law.

            This Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

    10.8    Prior Understanding.

            This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

    10.9    Duration; Survival.

            All representations and warranties of the Borrower contained herein or made in connection herewith shall survive the making of the Term Loan and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Banks, the making of the Term Loan, or payment in full of the Term Loan. All covenants and agreements of the Borrower contained in Sections 7.1, 7.2 and 7.3 herein shall continue in full force and effect from and after the date hereof until payment in full of the Term Loan. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Term Notes, Section 4 and Sections 9.5, 9.7 and 10.3, shall survive payment in full of the Term Loan.

    10.10   Successors and Assigns.

            This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Agent, the Borrower and their respective successors and assigns, except that (i) the Borrower may not assign or transfer any of its rights and Obligations hereunder or any interest herein and (ii) no Bank may assign or transfer its interest hereunder without the prior written consent of the Agent, which consent may be granted in the Agent's sole discretion.

    10.11   Confidentiality.

            The Agent and the Banks each agree to keep confidential all information obtained from the Borrower or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designate as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information
(i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 10.10 provided that they shall execute an agreement in favor of the Borrower covering the matters set forth in this Section 10.12,
(iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not bound by confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure.

    10.12   Counterparts.

            This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

    10.13   Agent's or Bank's Consent.

            Except as otherwise provided in the Loan Documents, whenever the Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Bank shall be authorized to give or withhold such consent in its reasonable discretion.

    10.14   Exceptions.

            The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

    10.15   CONSENT TO FORUM; WAIVER OF JURY TRIAL.

            THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE BORROWER AT THE ADDRESSE PROVIDED FOR IN SECTION 10.5 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. THE BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. THE BORROWER, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

ATTEST:                          CHAMPION INDUSTRIES, INC.,
                                 a West Virginia corporation


                                 By:  /s/ Joseph C. Worth, III
------------------------------   ---------------------------------------------
                                 Joseph C. Worth, III
                                 Chief Financial Officer

                                 PNC BANK, NATIONAL ASSOCIATION,
                                 individually and as Agent

                                 By:  /s/ Greg Schorr
                                 ---------------------------------------------
                                 Greg Schorr
                                 Vice President

                                 BANC ONE, WEST VIRGINIA

                                 By:  /s/ Geoffrey Sheilds
                                 ---------------------------------------------
                                 Geoffrey Sheilds
                                 Vice President

                                 NATIONAL CITY BANK OF COLUMBUS

                                 By:  /s/ David B. Yeats
                                 ---------------------------------------------
                                 David B. Yeats
                                 Vice President

                                 STAR BANK

                                 By:  /s/ Doug Adams
                                 ---------------------------------------------
                                 Doug Adams
                                 Vice President

          SCHEDULE 1.1(B)REVOLVING CREDIT COMMITMENTS OF BANKS AND
                           ADDRESSES FOR NOTICES

Part 1 - Commitments of Banks and Addresses for Notices to Banks
----------------------------------------------------------------


                               Amount of Commitment
Bank                              for Term Loan      Ratable Share
----                           --------------------  --------------
PNC Bank, National Association
Two PNC Plaza
31st Floor
Pittsburgh, PA 15222
Attention:  Greg Schorr
Telephone: (412) 762-5286           $5,000,000.00         40%
Telecopy:  (412) 762-7353

Banc One, West Virginia
1000 5th Avenue
Huntington, WV 25706
Attention:  Geoff Shiels
Telephone: (304) 526-4225           $3,000,000.00         24%
Telecopy:  (304) 526-4369

National City Bank of Columbus
155 E. Broad Street
3rd Floor
Columbus, OH 43251-0030
Attention: Dick Murphy
Telephone: (614) 463-7589           $2,500,000.00         20%
Telecopy:  (614) 463-7959

                          SCHEDULE 1.1(B) - 1

Star Bank
425 Walnut Street
P.O. Box 1038 (ML8160)              $2,000,000.00         16%
Cincinnati, OH  45201-1038

          Total                    $12,500,000.00        100%
                                   ==============        ====

                          SCHEDULE 1.1(B) - 2

                          SCHEDULE 1.1(B)
           COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Borrower:

AGENT

PNC Bank, National Association
One PNC Plaza
249  5th Avenue
Pittsburgh, PA  15222-2707
Attention:  Greg Schorr
Telephone:  (412) 762-8358
Telecopy:   (412) 762-2784

With a copy to:
Multi-Bank Loan Administration
One PNC Plaza
4th Floor
249 5th Avenue
Pittsburgh, PA  15222-2707
Attention:  Arlene Ohler
Telephone:  (412) 762-3627
Telecopy:   (412) 762-8672

BORROWER:

Champion Industries, Inc.
2450-90 First Avenue
Huntington, West Virginia
Attention:  Joseph Worth, Chief Financial Officer
Telephone:  (310) 823-1700
Telecopy:   (310) 823-7318



                          SCHEDULE 1.1(B) - 3

                AMENDMENT NO. 1 TO CREDIT AGREEMENT

     THIS AMENDMENT NO. 1, made as of this 1st day of August, 1997 (Amendment No. 1), among CHAMPION INDUSTRIES, INC. (the
Borrower), BANC ONE, WEST VIRGINIA (a Bank), NATIONAL CITY BANK OF COLUMBUS (a Bank), STAR BANK, NATIONAL ASSOCIATION (a Bank) and PNC Bank, National Association, as Agent (a Bank and the Agent).

     WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement dated as of March 31, 1997 (the Credit
Agreement); and

     WHEREAS, the Borrower, the Banks and the Agent wish to amend the Credit Agreement as to the payment dates for installments due under the Term Notes.

     NOW, THEREFORE, in consideration of the premises and covenants contained herein and intending to be legally bound hereby, the Agent, the Banks and the Borrower agree as follows:

     1. Definitions. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Credit
Agreement.

     2. Payment Dates. Section 2.3 is amended to restate the second sentence in its entirety as follows:

         The principal amount of the Term Notes shall be payable in 84 monthly installments of $148,809.53 beginning on May 10, 1997 and ending on April 10, 2004.

     3. Representations and Warranties. The Borrower hereby represents and warrants to the Banks and the Agent as follows:

         (a) all representations, warranties and covenants made by the Borrower to the Banks and the Agent that are contained in the Loan Documents are true and correct on and as of the date hereof with the same effect as though such representations, warranties and covenants had been made on and as of the date hereof;

         (b) to the Borrower's knowledge, no event or condition has occurred or exists which, with the giving of notice or the passage of time, or both, would constitute an Event of Default under any of the Loan Documents;

         (c) the copies of the Articles of Incorporation and Bylaws of the Borrower delivered by the Borrower to the Agent on March 31, 1997 have not been amended, revised, supplemented, restated or changed in any way and are still in full force and effect; and

         (d) The execution and delivery of this Amendment No. 1 and the consummation of the transactions contemplated hereby and by any other documents executed by the Borrower required to be delivered to the Agent in connection with this Amendment No. 1 have been duly and validly authorized by the Borrower and all such documents together constitute the legal, valid and binding agreement of the Borrowers, enforceable against the Borrower in accordance with their respective terms, except to the extent that enforceability of any of such document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or general equitable principles.

     4. Counterparts. This Amendment No. 1 may be executed in one or more counterparts by any party hereto in separate counterparts, each of which when so executed and delivered to the other party shall be deemed an original. All such counterparts together shall constitute one and the same instrument.

     5. Waivers. This Amendment No. 1 shall not, except as expressly set forth above, serve to waive, supplement or amend the Credit Agreement, which Credit Agreement shall remain in full force and effect as amended hereby.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 as of the date and year first above written.

ATTEST:                          CHAMPION INDUSTRIES, INC.,
                                 a Delaware corporation


---------------------------      By:-------------------------------
---------------------------      Title:----------------------------
 [Seal]

                                 BANC ONE, WEST VIRGINIA


---------------------------      By:-------------------------------
---------------------------      Title:----------------------------

                                 NATIONAL CITY BANK OF COLUMBUS


---------------------------      By:-------------------------------
---------------------------      Title:----------------------------

                                 STAR BANK, NATIONAL ASSOCIATION


---------------------------      By:-------------------------------
---------------------------      Title:----------------------------

                                 PNC BANK, NATIONAL ASSOCIATION,
                                 individually and as Agent


---------------------------      By:-------------------------------
---------------------------      Title:----------------------------